NR09-31	November 18, 2009

International Tower Hill Receives Conditional
Toronto Stock Exchange Listing Approval

Vancouver, B.C……..International Tower Hill Mines Ltd. (“ITH” or the “Company”) - (TSX Venture: ITH, NYSE-A: THM, Frankfurt: IW9) is pleased to announce that it has received the conditional approval of the Toronto Stock Exchange (“TSE”) to list the Company’s common shares on the TSE.  Listing of the common shares is subject to compliance with all of the TSE requirements, including receipt by the TSE of all required documentation by February 4, 2010.  The Company will notify its shareholders as soon as the date for trading on the TSE has been confirmed.  Once listed, the Company’s common shares will continue to trade under the symbol “ITH” and will be de-listed from the TSXV.  The Company’s shares will continue to trade on the NYSE-Amex (Symbol “THM”) and Frankfurt (Symbol “IW9”) Stock Exchanges.

Mr. Jeffrey Pontius, the President and Chief Executive Officer of the Company, said “The listing of the ITH shares on the TSE is another significant milestone in the Company’s short history.  We believe that the listing of our shares on the senior Canadian stock exchange will not only benefit our existing shareholders but will also make our shares more attractive to institutional shareholders both in Canada and globally as we continue to advance our flagship Livengood project”.

About International Tower Hill Mines Ltd.

International Tower Hill Mines Ltd. is a resource exploration company, focused in Alaska and Nevada, which controls a number of exploration projects representing a spectrum of early stage to the advanced multimillion ounce gold discovery at Livengood.  ITH is committed to building shareholder value through new discoveries while maintaining a majority interest in its key holdings, thereby giving its shareholders the maximum value for their investment.

On behalf of
INTERNATIONAL TOWER HILL MINES LTD.

(signed) Jeffrey A. Pontius

Jeffrey A. Pontius,
President and Chief Executive Officer

Contact Information:

Quentin Mai, Vice-President - Corporate Communications

E-mail: qmai@internationaltowerhill.com

Phone: 1-888-770-7488 (toll free) or (604)683-6332 / Fax: (604) 408-7499

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this press release, which has been prepared by management.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 27E of the Exchange Act.  All statements, other than statements of historical fact, included herein are forward-looking statements.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various risks and uncertainties disclosed in the Company’s Annual Information Form filed with certain securities commissions in Canada and the Company’s annual report on Form 20-F filed with the United States Securities and Exchange Commission (the “SEC”), and other information released by the Company and filed with the appropriate regulatory agencies.  All of the Company's Canadian public disclosure filings may be accessed via www.sedar.com and its United States public disclosure filings may be accessed via www.sec.gov, and readers are urged to review these materials, including the technical reports filed with respect to the Company's mineral properties.

This press release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.